Exhibit 99.3






                                                                 July 7, 1995


Helen Z. Steinkraus
  250 Harbor Drive
    P.O. Box 10128
      Stamford, Connecticut 06904

Helen Z. Steinkraus, as Trustee
  250 Harbor Drive
    P.O. Box 10128
      Stamford, Connecticut 06904

United States Trust Company of New York, as Trustee
  114 West 47th Street
    New York, New York 10036

Gentlemen and Ladies:

         This letter sets forth the understanding among each of you and Eridania Beghin-Say, S.A., a corporation organized under the laws of France ("EBS"), concerning the following transactions:

         EBS has entered into the attached letter agreement (the "Letter Agreement"), dated the date hereof, with Mr. William Ziegler, III, individually and as Trustee under the wills of Helen M. Rivoire and William Ziegler, Jr., and with First Fidelity Bank, Connecticut, as Trustee under the wills of Helen M. Rivoire and William Ziegler, Jr. (collectively, the "Ziegler Parties"), pursuant to which the Ziegler Parties have agreed to use their best efforts to negotiate and enter into as promptly as practicable a stock purchase agreement (the "GIH Stock Purchase Agreement") to sell all of their shares of common stock of GIH Corp. ("GIH") to a subsidiary of EBS for a purchase price calculated based on an
underlying   value  of  $40  for  each  share  of  common   stock  of
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American Maize-Products Company ("American Maize") owned by GIH.

         In connection with the foregoing transaction contemplated by the Letter Agreement, each of you hereby agrees to enter into the GIH Stock Purchase Agreement and pursuant thereto to sell to a subsidiary of EBS all of the outstanding shares of GIH owned by you for the purchase price provided therein. Your obligation hereunder is conditioned upon (i) the execution of the GIH Stock Purchase Agreement by all of the Ziegler Parties and (ii) the GIH Stock Purchase Agreement, the Merger Agreement and the Swisher Stock Purchase Agreement containing such terms and conditions as are reasonably satisfactory to you.

         This letter agreement, unless the parties mutually agree in writing to extend it, will expire on the earlier of (i) the 45th day after the date hereof and (ii) the date, if any, on which the Board of Directors of American Maize shall have finally rejected the proposal to merge with a subsidiary of EBS.

         Terms used but not defined herein shall have the meanings given to such terms in the Letter Agreement.

         Please confirm that the foregoing accurately sets forth our agreement by executing this letter and returning it to EBS.

                                              Very truly yours,

                                              ERIDANIA BEGHIN-SAY, S.A.

                                              By: /s/ Stefano Meloni
                                                 ----------------------------
                                                 Name: Stefano Meloni
                                                 Title: Chairman


HELEN Z. STEINKRAUS

/s/ Helen Z. Steinkraus
- ---------------------------------


HELEN Z. STEINKRAUS,
as Trustee under the will of
Helen M. Rivoire

/s/ Helen Z. Steinkraus
- ---------------------------------


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HELEN Z. STEINKRAUS,
as Trustee under the will of
William Ziegler, Jr.

/s/ Helen Z. Steinkraus
- --------------------------------

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee under the will of Helen M. Rivoire

By: /s/ John M. Sartorius, Jr.
- --------------------------------
    Name: John M. Sartorius, Jr.
    Title: Vice-President



UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee under the will of William Ziegler, Jr.

By: /s/ John M. Sartorius, Jr.
- --------------------------------
    Name: John M. Sartorius, Jr.
    Title: Vice-President


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